Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports Fourth Quarter and Full Year 2012 Financial Results

Newton, MA — February 13, 2013 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months and year ended December 31, 2012.

With respect to results for the quarter, total Q4 2012 revenues decreased 12% to $25.4 million compared to Q4 2011. Q4 2012 online revenue decreased by 13% to $22.6 million compared to Q4 2011. Online revenues represented 89% of total Q4 2012 revenues. Q4 2012 events revenue decreased by 7% to $2.7 million compared to Q4 2011 and represented 11% of total Q4 2012 revenues. Total 2012 revenues decreased 5% to $100.0 million compared to 2011. Total 2012 online revenue decreased by 4% to $88.2 million compared to 2011. Online revenues represented 88% of total 2012 revenues. Total 2012 events revenue decreased by 11% to $11.8 million compared to 2011 and represented 12% of total 2012 revenues.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation) for Q4 2012 decreased 32% to $5.8 million compared to $8.5 million for Q4 2011. Adjusted EBITDA for full year 2012 decreased 21% to $20.0 million compared to $25.3 million for the full year 2011.

The Company generated $3.8 million of cash in the quarter and $13.1 million in the year.

Total gross profit margin for Q4 2012 was 74%, compared to 77% for Q4 2011. Online gross profit margin decreased to 75% for Q4 2012, compared to 79% for Q4 2011. Events gross profit margin increased to 63% for Q4 2012, as compared to 60% for Q4 2011. Total gross profit margin for full year 2012 was 72%, compared to 74% for full year 2011. Online gross profit margin decreased to 73% for full year 2012, compared to 76% for full year 2011. Events gross profit margin remained flat at 64% for full year 2012.

Net income was $1.0 million for Q4 2012 compared to $2.0 million in Q4 2011. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q4 2012 was $3.1 million compared to $4.6 million for Q4 2011. Net income per basic share for Q4 2012 was $0.03 compared to $0.05 for Q4 2011. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q4 2012 was $0.08 compared to $0.11 for Q4 2011. Net income was $4.0 million for full year 2012 compared to $4.7 million for the full year 2011. Adjusted net income for the full year 2012 was $10.1 million compared to $12.9 million for the full year 2011. Net income per basic share for the full year 2012 was $0.10 compared to $0.12 for the full year 2011. Adjusted net income per diluted share for the full year 2012 was $0.25 compared to $0.32 for the full year 2011.

The Company’s balance sheet and financial position remain strong. As of December 31, 2012, the Company’s cash, cash equivalents and investments totaled $76.3 million, and the Company had no outstanding bank debt.

“The lack of certainty and confidence continues to take a toll on our customers, who rely on a healthy CAPEX environment for growth. Not surprisingly, we continue to see cuts to marketing budgets, which adversely affect us. Despite this challenging environment, we continue to perform well against our competition”, said Greg Strakosch, TechTarget Chairman and CEO. “We are especially pleased with the 50% growth in 2012 in our international business, the initial market reception to our new product launch, IT Deal Alert™ and our healthy margins and cash flow”.

Recent Company Highlights

•

Launched IT Deal Alert, a sales intelligence tool that gives sales teams alerts and insights on active technology deals. It is sold as a monthly service and has been initially launched in 59 categories in North America and 47 categories in Europe. This is the first product in a series of services geared towards our customers’ sales teams that will be launched.

•

Launched the Company’s first Spanish-language website, SearchDataCenter en Español, to service the needs of the Latin American market. This site will help better serve the 400,000 registered members that TechTarget already serves in the region. TechTarget’s geo-targeted revenues grew more than 50% in 2012 and now represents over 20% of the Company’s revenues.

•

Acquired E-Magine Medias (known as “LeMagIT”), a leading French IT Media brand. The company had been a licensing partner with TechTarget since 2010 and will now operate as TechTarget’s direct office in France. The management team is staying on to run the operation. LeMagIT’s popular network includes LeMagIT.fr, StrategiesCloud.fr and LesSourcesIT.fr and attracts more than 250,000 visits per month.

Financial Guidance

In the first quarter of 2013, the Company expects total revenues to be within the range of $20.0 million to $21.2 million, online revenues within the range of $19.0 million to $20.0 million, events revenues within the range of $1.0 million to $1.2 million, and adjusted EBITDA to be within the range of $0.1 million to $0.7 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (February 13, 2013). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-888-317-6016 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-317-6016 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning February 13, 2013 at 7:00 p.m. ET through March 15, 2013 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the conference number 10023465. International callers should dial 1-412-317-0088 and also use the conference number 10023465. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges, if any. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our extensive network of online and social media, powered by TechTarget’s Activity Intelligence platform, redefines how technology marketers view and engage technology buyers based on their active projects, specific technical priorities and business needs. With more than 100 technology-specific websites and a wide selection of custom advertising, branding, and lead generation solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Paris, San Francisco, Singapore and Sydney.

(C) 2013 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and Activity Intelligence and IT Deal Alert are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:

Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9668
jkelliher@techtarget.com	pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Revenues:
Online	$22,636	$26,009	$88,192	$92,303
Events	2,723	2,929	11,799	13,195

Total revenues	25,359	28,938	99,991	105,498

Cost of revenues:
Online(1)	5,695	5,500	23,513	22,373
Events(1)	1,012	1,158	4,301	4,765

Total cost of revenues	6,707	6,658	27,814	27,138

Gross profit	18,652	22,280	72,177	78,360

Operating expenses:
Selling and marketing(1)	9,246	10,589	36,718	39,586
Product development(1)	1,866	1,998	7,521	7,688
General and administrative(1)	3,145	3,319	13,206	13,680
Restructuring charge	—	—	—	384
Depreciation	851	758	3,279	2,759
Amortization of intangible assets	697	946	3,351	3,976

Total operating expenses	15,805	17,610	64,075	68,073

Operating income	2,847	4,670	8,102	10,287
Interest income, net	22	25	107	57

Income before provision for income taxes	2,869	4,695	8,209	10,344
Provision for income taxes	1,847	2,713	4,185	5,655

Net income	$1,022	$1,982	$4,024	$4,689

Net income per common share:
Basic	$0.03	$0.05	$0.10	$0.12

Net income per common share:
Diluted	$0.02	$0.05	$0.10	$0.12

Weighted average common shares outstanding:
Basic	40,469	39,344	40,211	38,532

Weighted average common shares outstanding:
Diluted	40,956	40,536	40,910	40,567

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$52	$76	$202	$273
Cost of events revenues	6	27	18	91
Selling and marketing	675	1,324	2,888	4,713
Product development	71	126	265	443
General and administrative	553	262	1,894	1,949

TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Net income	$1,022	$1,982	$4,024	$4,689

Interest income, net	(22)	(25)	(107)	(57)
Provision for income taxes	1,847	2,713	4,185	5,655
Restructuring charge	—	—	—	384
Depreciation	851	758	3,279	2,759

Amortization of intangible assets	697	946	3,351	3,976
Amortization of purchase price adjustment	—	323	—	398

EBITDA	4,395	6,697	14,732	17,804

Stock-based compensation expense	1,357	1,815	5,267	7,469

Adjusted EBITDA	$5,752	$8,512	$19,999	$25,273

TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and Net Income per Diluted Share to

Adjusted Net Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Net income	$1,022	$1,982	$4,024	$4,689

Amortization of intangible assets	697	946	3,351	3,976
Restructuring charge	—	—	—	384
Stock-based compensation expense	1,357	1,815	5,267	7,469
Amortization of purchase price adjustment	—	323	—	398
Impact of income taxes	29	(490)	(2,579)	(4,003)

Adjusted net income	$3,105	$4,576	$10,063	$12,913

Net income per diluted share	$0.02	$0.05	$0.10	$0.12
Weighted average diluted shares outstanding	40,956	40,536	40,910	40,567

Adjusted net income per share	$0.08	$0.11	$0.25	$0.32
Adjusted weighted average diluted shares outstanding	40,956	40,536	40,910	40,567

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	—	—	—

Weighted average diluted shares outstanding	40,956	40,536	40,910	40,567

TECHTARGET, INC.

Financial Guidance for the Three Months Ended March 31, 2013

(in $000’s)

	For the Three Months Ended March 31, 2013
	Range
Revenues	$20,000	$21,200

Adjusted EBITDA	$43	$743

Depreciation, amortization and stock-based compensation	3,093	3,093
Interest and other income, net	19	21
Benefit from income taxes	1,364	1,048

Net loss	$(1,667)	$(1,281)